UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): May 22, 2024
OPEN LENDING CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-39326	84-5031428
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1501 S. MoPac Expressway
Suite 450
Austin, Texas 78746
(Address of principal executive offices, including zip code)
Registrant’s telephone number, including area code: 512-892-0400
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	LPRO	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07    Submission of Matters to a Vote of Security Holders.
On May 22, 2024, Open Lending Corporation (the “Company”) held its annual meeting of stockholders (the “Annual Meeting”) to consider and vote on the three proposals set forth below, each of which is described in greater detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 11, 2024. The final voting results are set forth below.
Proposal 1 - Election of the Three Class I Director Nominees

The stockholders elected each of the three persons named below to serve as Class I members of the Company’s board of directors, to serve until the Company’s 2027 Annual Meeting of Stockholders and until his or her successor is duly elected and qualified. The results of such vote were as follows:

Name	For	Withhold	Broker Non-Vote
Eric A. Feldstein	84,578,806	5,674,498	17,014,747
Thomas K. Hegge	79,845,360	10,407,944	17,014,747
Gene Yoon	20,621,779	69,614,818	17,031,454
Proposal 2 - Ratification of Selection of Ernst & Young LLP as the Company’s Independent Registered Public Accounting Firm

The stockholders ratified the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024. The results of such vote were as follows:

For	Against	Abstain	Broker Non-Vote
106,988,009	276,627	3,415	0
Proposal 3 - Nonbinding Advisory Vote on the Compensation of our Named Executive Officers

The stockholders voted “for” the approval of the compensation of our named executive officers. The results of such vote were as follows:

For	Against	Abstain	Broker Non-Vote
81,007,868	9,094,310	151,126	17,014,747

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OPEN LENDING CORPORATION

By:	/s/ Charles D. Jehl
Name:	Charles D. Jehl
Title:	Chief Financial Officer, Chief Operating Officer, and Interim Chief Executive Officer
Date: May 23, 2024

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